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                                              CERTIFIED PUBLIC ACCOUNTANTS
                                              ------------------------------
                                              675 East 500 South, Suite 640
                                              Salt Lake City, Utah 84102
                                              Telephone (801) 532-7444
                                              Fax (801) 532-4911

A PROFESSIONAL CORPORATION



                      CONSENT AND REPORT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANT


   We hereby consent to the use in this Registration Statement of our report dated August 1, 1996, except for notes 2 and 3, which are dated October 14, 1996 and notes 1, 4, 5 and 7, which are dated March 26, 1997 relating to the financial statements of Commodore Separation Technologies, Inc. (a development stage company), and to the reference to our Firm under the caption "Experts" in the prospectus.

                                          TANNER + CO.





Salt Lake City, Utah
March 28, 1997